Exhibit 10.2

FORM OF INVESTMENT MANAGEMENT TRUST AGREEMENT

THIS INVESTMENT MANAGEMENT TRUST AGREEMENT (this “Agreement”) is made as of the [•] day of October, 2013, by and between Global Defense & National Security Systems, Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC (the “Trustee”).

WHEREAS, the Company’s Registration Statement on Form S-1, File No. 333-191195 (the “Registration Statement”) for its initial public offering of securities (the “IPO”) has been declared effective as of the date hereof (the “Effective Date”) by the Securities and Exchange Commission;

WHEREAS, Cowen and Company, LLC (“Cowen”), Maxim Group LLC and I-Bankers Securities, Inc. are acting as underwriters in the IPO (collectively, the “Underwriters”);

WHEREAS, as described in the Registration Statement, and in accordance with the Company’s Amended and Restated Certificate of Incorporation, (i) approximately $56,850,000 (approximately $65,580,000 if the Underwriters’ over-allotment option is exercised in full) to be received by the Company in connection with the IPO, plus (ii) $5,850,000 to be received by the Company in connection with the sale of the Company’s common stock in a private placement (the “Private Placement”) that will occur simultaneously with the consummation of the IPO pursuant to a subscription agreement, dated as of October [•], 2013, by and between the Company and Global Defense & National Security Holdings LLC, a Delaware limited liability company and the sponsor of the Company (the “Sponsor”), will be delivered to the Trustee to be deposited and held in a trust account for the benefit of the Company and all of the Company’s stockholders (other than with respect to the 2,003,225 shares of the Company’s common stock purchased by the Sponsor on July 19, 2013 and the 585,000 shares of the Company’s common stock purchased by the Sponsor in the Private Placement). The amount to be delivered to the Trustee will be referred to herein as the “Property,” the stockholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Stockholders,” and the Public Stockholders and the Company will be referred to together as the “Beneficiaries”;

WHEREAS, the Property is being held by the Trustee for the benefit of the Public Stockholders in the event that the Company fails to close a Business Combination (as such term is defined in the Amended and Restated Certificate of Incorporation of the Company);

WHEREAS, pursuant to the Underwriting Agreement, dated as of October [•], 2013, by and between the Company and the Underwriters, a portion of the Property equal to $1,650,000 (or $1,897,500 if the Underwriters’ over-allotment option is exercised in full) is attributable to the Underwriters’ fees, which amounts the Underwriters have agreed to deposit in the Trust Account (defined below) and which will be paid from the Trust Account to the Underwriters upon the closing of a Business Combination; and

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property.

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IT IS AGREED:

1.           Agreements and Covenants Of Trustee. The Trustee hereby agrees and covenants to:

(a)          Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement in a segregated trust account (the “Trust Account”) in the United States established by the Trustee at Wells Fargo Bank, N.A.;

(b)          Supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(c)          In a timely manner, upon the written instruction of the Company, invest and reinvest the Property in any United States government treasury bills having a maturity of one hundred eighty (180) days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 (the “1940 Act”) and that invest solely in U.S. treasuries. The Trustee shall bear no responsibility for any loss or penalty which may result from any investment or sale of investment made pursuant to the Company’s instruction. The parties acknowledge that the Trustee is not providing investment supervision, recommendations or advice;

(d)          Collect and receive, when due, all principal and income arising from the Property, which income, net of taxes and subject to Section 1(i), shall become part of the “Property,” as such term is used herein;

(e)          Promptly notify the Company and Cowen of all communications received by it with respect to the Property;

(f)          Promptly supply any information or documents as may be requested by the Company in connection with the Company’s preparation of tax returns for the Trust Account or otherwise;

(g)          Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company to do so;

(h)          Render to the Company, and to such other person as the Company may instruct, monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account;

(i)          Upon written instructions from the Company, deliver to the Company or to such governmental entity or taxing authority as the Company shall direct, on a quarterly basis, solely from the interest earned on the Property in the Trust Account, an amount equal to or lesser than the taxes payable by the Company, if any, relating to any franchise and income taxes payable by the Company, to the extent they may be paid from interest earned on the Trust Account;

(j)          Commence liquidation of the Trust Account promptly after receipt of and only in accordance with the terms of a letter (the “Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, signed on behalf of the Company by its Chief Executive Officer, and, in the case of a Termination Letter in a form substantially similar to that attached hereto as Exhibit A, acknowledged and agreed to by Cowen, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein; provided, however, that in the event that a Termination Letter has not been received by July [•], 2015, the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B to the stockholders of record on the record date, which record date shall be fixed by the Board of Directors of the Company; provided, further, that the record date shall be within ten (10) days of July [•], 2015, or as soon thereafter as is practicable.

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(k)          No distributions from the Trust Account shall be permitted except in accordance with Sections 1(i) or 1(j) hereof.

2.           Agreements and Covenants of the Company. The Company hereby agrees and covenants to:

(a)          Give all instructions to the Trustee hereunder in writing, signed by the Company’s Chief Executive Officer;

(b)          Hold the Trustee harmless, defend and indemnify the Trustee from and against any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee’s gross negligence, willful misconduct or breach of this Agreement. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this paragraph, it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Company shall conduct and manage the defense against such Indemnified Claim, provided, that the Trustee may voluntarily participate in such action at its own cost with its own counsel;

(c)          Pay the Trustee an initial acceptance fee of $8,000 (it being expressly understood that the Property shall not be used to pay such fee). The Company shall pay the Trustee the initial acceptance fee at the consummation of the IPO. The Company shall not be responsible for any other fees or charges of the Trustee except as may be provided in paragraph 2(b) hereof (it being expressly understood that the Property shall not be used to make any payments to the Trustee under such paragraph). The Trustee shall refund to the Company the fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Fund; and

(d)          In connection with any vote of the Company’s stockholders regarding a Business Combination, provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and tabulating stockholder votes verifying the vote of the Company’s stockholders regarding such Business Combination.

(e)          Within four (4) business days after the Underwriters exercise the over-allotment option (or any unexercised portion thereof) or such over-allotment expires, provide the Trustee with a notice in writing of the total amount of the deferred Underwriters’ fees, which shall in no event be less than $1,650,000.

(f)          In addition to the specific requirements of Section 1(j), and in all cases, the Company shall provide Cowen with a copy of any Termination Letters and/or any other correspondence that it issues to the Trustee with respect to any proposed withdrawal from the Trust Account promptly after such issuance.

(g)          Instruct the Trustee to make only those distributions that are permitted under this Agreement, and refrain from instructing the Trustee to make any distributions that are not permitted under this Agreement.

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3.           Limitations of Liability. The Trustee shall have no responsibility or liability to:

(a)          Take any action with respect to the Property, other than as directed in paragraph 1 hereof, and the Trustee shall have no liability to any party under this Agreement except for liability arising out of its own gross negligence, willful misconduct or breach of contract;

(b)          Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received written instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(c)          Change the investment of any Property, other than in compliance with paragraph 1(c);

(d)          Refund any depreciation in principal of any Property invested in accordance with Section 1(c);

(e)          Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(f)          The other parties hereto or anyone else for any action taken or omitted by it in compliance with this Agreement, or any action suffered by it to be taken or omitted in compliance with this Agreement made in good faith and in the exercise of its best judgment, except for its gross negligence or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(g)          Verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement; or

(h)          Look to any other agreement for the determination of its duties as Trustee.

4.           Termination. This Agreement shall terminate as follows:

(a)          If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate, except that the provisions of Section 2(b) shall survive termination; provided, however, that in the event that the Company does not locate a successor trustee within ninety (90) days of receipt of the resignation notice from the Trustee, the Trustee may, upon written notice to the Company, submit an application to have the Property deposited with the United States District Court for the Southern District of New York and, upon such deposit, the Trustee shall be immune from any liability whatsoever that arises due to any actions or omissions to act by any party after such deposit; or

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(b)          At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of paragraph 1(l) hereof and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Paragraph 2(b).

5.           Trust Account Waiver. The Trustee has no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future. In the event the Trustee has any Claim against the Company under this Agreement, including, without limitation, under Section 2(b) or Section 2(c) hereof, the Trustee shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the Property or any monies in the Trust Account.

6.           Miscellaneous.

(a)          The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. Upon receipt of written instructions, the Trustee will confirm such instructions with an Authorized Individual at an Authorized Telephone Number listed on the attached Exhibit C. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information and of any change in its authorized personnel.

(b)          This Agreement may be executed by facsimile and in several counterparts, which together shall constitute but one instrument.

(c)          This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. This Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto; provided that such action shall not materially adversely affect the interests of the Public Stockholders. Any change, waiver, amendment or modification to this Agreement that materially adversely affects the interests of the Public Stockholders shall be subject to approval by each of the Public Stockholders materially adversely affected thereby. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.

(d)          This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and the New York Civil Practice Laws and Rules 327(b). The parties hereto agree that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and the parties hereto irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The parties hereto hereby waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

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(e)          Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by certified or registered mail, by private national courier service (return receipt requested, postage prepaid), by personal delivery or by facsimile transmission. Such notice or communication shall be deemed given (a) if mailed, two days after the date of mailing, (b) if sent by national courier service, one business day after being sent, (c) if delivered personally, when so delivered, or (d) if sent by facsimile transmission, on the second business day after such facsimile is transmitted, in each case as follows:

If to the Trustee, to:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, New York 11219

Attn: John Baker

Fax: (718) 765-8792

If to the Company, to:

Global Defense & National Security Systems, Inc.

11921 Freedom Drive, Suite 550
Two Fountain Square

Reston, Virginia 20190

Attn: Dale R. Davis

Fax:

In either case with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Avenue, Suite 1400

Palo Alto, California 94301

Attn: Gregg A. Noel, Esq.

Fax: (650) 470-4570

and

Cowen and Company, LLC

599 Lexington Avenue

New York, New York 10022

Attn: Head of Equity Capital Markets

Fax: (646)562-1249

and

McDermott Will & Emery LLP

340 Madison Avenue

New York, New York 10173

Attn: Robert H. Cohen, Esq., Joel L. Rubinstein, Esq.

Fax: (212) 547-5444

(f)          This Agreement may not be assigned by the Trustee without the prior written consent of the Company.

(g)          The obligations and rights contained in Section 2(b) herein will survive the termination of this Agreement.

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(h)          Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against, and waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Account, including by way of set-off, and shall not be entitled to any funds in, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any claim against, the Trust Account under any circumstance.

(i)          The Trustee hereby consents to the inclusion of “American Stock Transfer & Trust Company, as Trustee” in the Registration Statement and other materials relating to the IPO.

(j)          Each of the Company and the Trustee hereby acknowledge that Cowen is a third party beneficiary of this Agreement. The Public Stockholders shall also be third party beneficiaries of this Agreement.

(k)          Except as specified herein, no party to this Agreement may assign its rights or delegate its obligations hereunder to any other person or entity.

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IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, AS TRUSTEE

By:
Name:
Title:

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.

By:
Name:
Title:

[Trust Agreement]

EXHIBIT A

[LETTERHEAD OF THE COMPANY]

[DATE]

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, New York 11219

Attn: John Baker

Re:         Trust Account No. [ ] Termination Letter

Gentlemen:

Pursuant to paragraph 1(j) of the Investment Management Trust Agreement between Global Defense & National Security Systems, Inc. (the “Company”) and American Stock Transfer & Trust Company, LLC (the “Trustee”), dated as of October [•], 2013 (the “Trust Agreement”), this is to advise you that the Company has entered into an agreement (the “Business Agreement”) with ____________________ (the “Target”) to close a business combination with the Target (the “Business Combination”) on or about [insert date]. The Company shall notify you at least forty-eight (48) hours in advance of the actual date of the closing of the Business Combination (the “Closing Date”). Defined terms used but not otherwise defined herein shall have the meaning ascribed to such term in the Trust Agreement.

Pursuant to Section 2(d) of the Trust Agreement, we are providing you with [an affidavit] [a certificate] of ____________________, which verifies the vote of the Company’s stockholders in connection with the Business Combination. In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account to the effect that, on the Closing Date, all of the funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company and Cowen and Company, LLC shall direct in writing on the Closing Date.

On the Closing Date (i) counsel for the Company (“Company Counsel”) shall deliver to you written notification that the Business Combination has been closed and (ii) the Company shall deliver to you written instructions (the “Instruction Letter”) with respect to the transfer of the funds held in the Trust Account, including, but not limited to, (a) funds to be delivered to any Public Stockholder that has properly exercised its conversion rights or sold its shares to the Company (as described in the Registration Statement), (b) the portion of the Property attributable to the deferred Underwriters’ fees in an amount equal to $1,650,000 (or $1,897,500 if the Underwriters’ over-allotment option is exercised in full) and (c) the portion of the Property to be released to the Company in connection with the closing of the Business Combination.

You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of Company Counsel’s notification and the Instruction Letter, in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Closing Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Closing Date to the Company. With respect to the deferred Underwriters’ fees, such funds should be distributed on the Closing Date to Cowen and Company, LLC (on behalf of the several underwriters) promptly after receipt of the Instruction Letter. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated.

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In the event that the Business Combination is not closed on the Closing Date described in the notice thereof and we have not notified you on or before the original Closing Date of a new Closing Date, then the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Closing Date as set forth in the notice.

Very truly yours,

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.

By:
Name: Dale R. Davis
Title: Chief Executive Officer

AGREED TO AND ACKNOWLEDGED BY

COWEN AND COMPANY, LLC

By:
Name:
Title:

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EXHIBIT B

[LETTERHEAD OF THE COMPANY]

[DATE]

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, New York 11219

Attn: John Baker

Re:        Trust Account No. [ ] Termination Letter

Gentlemen:

Pursuant to paragraph 1(j) of the Investment Management Trust Agreement between Global Defense & National Security Systems, Inc. (the “Company”) and American Stock Transfer & Trust Company, LLC (the “Trustee”), dated as of October [•], 2013 (the “Trust Agreement”), this is to advise you that the Company is to be liquidated in accordance with the terms of the Company’s Amended and Restated Certificate of Incorporation.

In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account. In connection with this liquidation, you are hereby authorized to establish a record date for the purposes of determining the stockholders of record entitled to receive their per share portion of the Trust Account. The record date shall be within ten (10) days of the liquidation date, or as soon thereafter as is practicable. You will notify the Company in writing as to when all of the funds in the Trust Account will be available for immediate transfer (the “Transfer Date”) in accordance with the terms of the Trust Agreement and the Amended and Restated Certificate of Incorporation of the Company. You shall commence distribution of such funds in accordance with the terms of the Trust Agreement and the Amended and Restated Certificate of Incorporation of the Company and you shall oversee the distribution of the funds. Upon the payment of all the funds in the Trust Account, the Trust Agreement shall be terminated.

Very truly yours,

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.

By:
Name: Dale R. Davis
Title: Chief Executive Officer

cc: Cowen and Company, LLC

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EXHIBIT C

AUTHORIZED INDIVIDUAL(S)	AUTHORIZED
FOR TELEPHONE CALL BACK	TELEPHONE NUMBER(S)

COMPANY:

Global Defense & National Security Systems, Inc.	(202) 800-4333
11921 Freedom Drive, Suite 550
Two Fountain Square
Reston, Virginia 20190
Attn: Dale R. Davis
Chief Executive Officer

TRUSTEE:

American Stock Transfer & Trust Company, LLC	(718) 921-8200
6201 15th Avenue
Brooklyn, New York 11219
Attn: John Baker

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